THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH
THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
 ACT OF 1933, AS AMENDED. THE WARRANTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR
     ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST REGISTERS THE
  WARRANTS UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS (OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE SELLER, TRANFEROR, ASSIGNOR, PLEDGOR OR
  GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN
  VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE
                               SECURITIES LAWS).

                       VOICE MOBILITY INTERNATIONAL, INC.

                 Organized under the laws of the State of Nevada

                                    Series -

                     CLASS "--" COMMON STOCK PURCHASE WARRANT

         No.W---                               WARRANT TO PURCHASE ----- SHARES

     THIS CERTIFIES that, for value received or registered assigns ------------- (the "Warrantholder") is entitled to purchase from VOICE MOBILITY INTERNATIONAL, INC., a Nevada corporation (the "Company"), at any time from the date of issuance and during the period (the "Exercise Period") expiring 5:00 p.m. Pacific Time, December 29 , 2000 (the "Expiration Date"), unless extended, the number of fully paid, nonassessable shares shown above of the Company's common stock. $.001 par value (the "Shares"), in the manner stated below, at the purchase price of US$0. per Share (the "Exercise Price").

     EXERCISE. Subject to the provisions of the Warrant Terms, the Warrant may be exercised in whole or in part at any time during the Exercise Period for a whole number of shares, by surrendering it with the Exercise Form on the reverse side duly completed at the offices of the Company, or any successor, and by paying in full the Exercise Price for all Shares being purchased, together with all transfer fees and transfer taxes and other governmental charges due, if any. Payment shall be made in lawful money of the United States of America, in cash or by bank check, cashier's check, certified check, or postal or express money order made payable to the order of the Company. Upon partial exercise hereof, a new Warrant of like tenor shall be issued to the registered holder hereof evidencing the number of Shares not purchased. No fractional shares or scrip certificate evidencing fractional shares will be issued upon exercise hereof, nor will any cash be paid in lieu of any fractional share not issued.

     ASSIGNMENT. The Warrant may be assigned or transferred by the registered holder or by attorney duly authorized in writing, in whole or in part, at the offices of the Company with the Assignment Form on the reverse side duly completed, upon payment of the applicable transfer fee and any transfer tax or other governmental charges due, if any. Upon any such assignment or transfer, a new Warrant Certificate or certificates of like tenor and representing in the aggregate the right to purchase a like number of Shares, subject to any adjustments made in accordance with the provisions of the Warrant Terms, will be issued in accordance with the registered holder's lawful instructions.

     EXCHANGE. The Warrant Certificate may at any time be exchanged for one or more Warrant Certificates of like tenor and representing in the aggregate the right to purchase a like number of Shares, subject to any adjustments made in accordance with the provisions of the Warrant Terms, upon presentation therefor at the offices of the Company and upon payment of the requisite fees.

     ADJUSTMENTS. The Exercise Price is subject to adjustment if the Company effects any stock split or combination (reverse stock split) or recapitalization with respect to the Shares and in certain other circumstances. Any adjustment of the Exercise Price will result in a corresponding adjustment of the number of Shares purchasable hereunder. Further, the Exercise Price may be reduced, irrespective of whether a stock split, combination or other adjustment is effected, and the Expiration Date may be extended one or more time, from time to time, for an indefinite period at the Company's discretion upon giving at least two days' notice thereof to registered Warrantholders.

     STATUS OF HOLDER. The Company may deem and treat the registered holder of this warrant certificate as the absolute owner hereof for all purposes, notwithstanding any notation of ownership or other writing made hereon by any person, and the Company shall not be affected by any notice to the contrary. No registered holder of the Warrants, as such, shall have any rights as a shareholder of the Company, either at law or at equity, and the rights of each such registered holder, as such, are limited to those expressly provided in the Warrant Terms and this Certificate.

     WITNESS the facsimile seal of the Company and the signatures of its duly authorized officer.



     DATED:                                  VOICE MOBILITY INTERNATIONAL, INC.



                                               -----------------------------

                                                              Secretary

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT -  as tenants by the entireties
JT TEN -  as joint tenants with right of
          survivorship and not as tenants
          in common and not as community property

UNIFORM GIFTS TO MINORS ACT

( Custodian)                       (Minor)
 under the Uniform Gifts of Minors Act of  the State of ------------------

EXERCISE

     I or we hereby irrevocably elect to exercise the right of purchase represented by this certificate to purchase ------ shares of the common stock of the Company ("Shares") and hereby make payment of ----------------- (number of shares purchased multiplied by US$0.50) payable to the order of VOICE MOBILITY INTERNATIONAL, INC. in payment of the exercise price for such Shares, and request that certificates for the Shares shall be issued in the name of:

Please insert social security or EIN number or other identifying number: -------------------------

(Insert name address, including zip code):

------------------------------------------------------

------------------------------------------------------

     And, if such number of Shares shall not be all of the shares purchasable hereunder, that a new Warrant Certificate or like tenor for the balance of the remaining Shares purchasable hereunder be delivered to the undersigned at the address above. I hereby certify that I am not a "U.S. Person" as defined in Regulation S under the Securities Act of 1933 and that I am not exercising this Warrant to purchase shares for or on behalf of any U.S. Person. I understand that the term "U.S. Person" includes, among other persons, and individual resident in the United States, any corporation, partnership or other entity organized under United States law, any agency or branch of a corporation, partnership or other entity organized under the laws of a country other than the United States which is located in the United States, any trust or state of which any trustee, administrator or executor is a U.S. Person, and any account held for the benefit of a U.S.. Person. IMPORTANT: The name of the person exercising this warrant must correspond with the name of the Warrantholder written on the face of this Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the Assignment form below.

DATED: ---------------- 19--            X---------------------------------------
                                               Signature of Registered Holder

                                        X---------------------------------------
                                               Signature of Registered Holder

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

Please insert social security or EIN number or other identifying number: -----------------

(Insert name and address, including zip code):

----------------------------------------------------

----------------------------------------------------

     The right to purchase -------------- Shares evidenced by this Warrant, and does hereby irrevocably constitute and appoint any officer of the Company or its transfer agent and registrar as lawful Attorney to transfer such right on the books of the Company with full power of substitution in the premises. I hereby certify that, to the best of my knowledge, the person or persons to whom these Warrants are being assigned in NOT a "U.S. Person" as defined in Regulation S.

DATED: -------------, 19--              X---------------------------------------
                                            Signature of Registered Holder

                                        X---------------------------------------
                                            Signature of Registered Holder

     IMPORTANT: Every registered owner of this Certificate must sign it to assign or otherwise transfer Warrants. The above signature or signatures must correspond with the name or names written on the face of this Certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

SIGNATURE GUARANTEE: